UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2013

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio		44115
(Address of Principal Executive Offices)		(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, The Sherwin-Williams Company (“Sherwin-Williams” or the “Company”) and Sherwin-Williams (Caribbean) N.V., a wholly owned subsidiary of the Company, entered into a definitive Stock Purchase Agreement (the “Original Purchase Agreement”) on November 9, 2012 with Avisep, S.A. de C.V. (“Avisep”) and Bevisep, S.A. de C. V. (“Bevisep”) to purchase all of the issued and outstanding shares of Consorcio Comex, S.A. de C.V. (“Consorcio Comex”) and Conaxe, S. A. de C. V. (together “Comex”). However, as previously announced, the Federal Competition Commission of Mexico (the “Commission”) informed the Company on July 17, 2013 that by a 3-2 vote the acquisition of Comex was not authorized by the Commission. Accordingly, as announced in the press release (the “Press Release”) issued by the Company on September 16, 2013, on such date, the Company entered into a new definitive Stock Purchase Agreement, among the Company, SWC Acquisition Corp., Consorcio Comex, Avisep and Bevisep, and completed the acquisition of Comex’s U.S./Canada business for $90 million in cash and the assumption of liabilities currently valued in the range of $75 million.

The Company and Comex remain fully committed to securing regulatory approval from the Commission to complete the acquisition of the operations of Comex in Mexico. To that end, as described in the Press Release, the Original Purchase Agreement was amended and restated on September 16, 2013 to extend the exclusivity period to March 31, 2014. Additionally, the Original Purchase Agreement was amended to reflect a revised purchase price of approximately $2.25 billion in cash, including assumed debt.

A copy of the Press Release is attached to this Report as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated September 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

September 17, 2013	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated September 16, 2013.

Cautionary Statement Regarding Forward-Looking Information

This report contains, or incorporates by reference, “forward-looking statements,” as defined under U.S. federal securities laws, concerning the proposed acquisition of Comex. These forward-looking statements are based upon management’s current expectations, estimates, assumptions and beliefs concerning future events and conditions. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of Sherwin-Williams, that could cause actual results to differ materially from such statements and from Sherwin-Williams’ historical results and experience. These risks, uncertainties and other factors include legal, regulatory and other matters that may affect the timing or ability of Sherwin-Williams to complete the acquisition of Comex. Other risks, uncertainties and factors may affect the businesses of Sherwin-Williams and Comex, and include such things as: general business conditions, strengths of retail and manufacturing economies and the growth in the coatings industry; changes in relationships with customers and suppliers; changes in raw material availability and pricing; unusual weather conditions; and other risks, uncertainties and factors described from time to time in Sherwin-Williams’ reports filed with the SEC. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and Sherwin-Williams undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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